EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SPX Corporation on Form 10-Q for the period ended September 28, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SPX Corporation.

Date: October 30, 2019

/s/ EUGENE J. LOWE, III	/s/ SCOTT W. SPROULE
Eugene J. Lowe, III President and Chief Executive Officer	Scott W. Sproule Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to SPX Corporation and will be retained by SPX Corporation and furnished to the Securities and Exchange Commission or its staff upon request.